Exhibit 99.1

National Vision Holdings, Inc. Reports Second Quarter 2025 Financial Results
Accelerated Initiatives Drive Comparable Store Sales Growth and Improved Profitability
Raises Fiscal 2025 Outlook

Second quarter 2025 highlights compared to second quarter 2024:
•Net revenue from continuing operations increased 7.7% to $486.4 million
•Comparable store sales growth of 6.5% and Adjusted Comparable Store Sales Growth of 5.9% represented the 10th consecutive quarter of positive growth
•Income from continuing operations of $8.7 million, Diluted EPS from continuing operations of $0.11
•Adjusted Operating Income from continuing operations of $23.8 million, up 69.1%, with Adjusted Operating Margin improving to 4.9% from 3.1%
•Adjusted Diluted EPS from continuing operations increased to $0.18 from $0.15

Duluth, Ga. -- August 6, 2025 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision,” “we,” “our,” “us” or the “Company”) today reported its financial results for the second quarter ended June 28, 2025.
"Our strong performance this quarter reflects the continued successful execution of our transformation program and the dedicated efforts of our entire National Vision team,” said Alex Wilkes, National Vision’s CEO. “The implementation of our lifestyle selling approach, combined with strategic refinements to our assortment and pricing architecture, has supported solid positive comparable sales growth across our brands. We are particularly encouraged by the customer response to our enhanced product offerings and elevated shopping experience at America’s Best, which complement our new brand promise that ‘Every Eye Deserves Better.’ This upcoming campaign is more than a message, it’s a tangible symbol of the modernization of our business while remaining rooted in our mission to deliver affordable, accessible, high-quality eye care and eyewear."

Mr. Wilkes continued, “Looking ahead, we remain confident in our strategic direction as reflected in our improved outlook for the year. We will continue to build on this momentum by leveraging our modernized brand advertising, personalized marketing, further optimization of our merchandise mix, and disciplined cost management. We have a robust pipeline of initiatives, an experienced leadership team, and a renewed commitment to delivering excellence in eye care, which position us well to deliver sustainable growth and long-term value creation for our shareholders.”

This release includes certain Non-GAAP Financial Measures that are not recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP to GAAP Financial Measures” below for more information.
Results for all periods presented are reported on a continuing operations basis and reflect the results of our former Legacy segment and the substantial majority of AC Lens operations as discontinued operations. Unless otherwise noted, all comparisons are to the prior year period.
Second Quarter 2025 Summary
•Net revenue increased 7.7% to $486.4 million, and includes a positive 0.6% impact from the timing of unearned revenue.
•Comparable store sales growth was 6.5% and Adjusted Comparable Store Sales Growth was 5.9%, both reflecting a higher average ticket and continued strength in the managed care cohort, partially offset by a slight decrease in customer traffic.
•The Company opened eight new America’s Best stores and closed five America’s Best stores, ending the quarter with 1,240 stores. Overall, store count grew 2.0%.

•Costs applicable to revenue increased 3.5% to $200.4 million. As a percentage of net revenue, costs applicable to revenue decreased 170 basis points to 41.2%, primarily driven by the successful execution of pricing and product mix initiatives and the leveraging of optometrist-related costs.
•Selling, general and administrative expenses (SG&A) increased 6.8% to $247.2 million. As a percentage of net revenue, SG&A decreased 40 basis points to 50.8%, driven by lower expenses and fees, partially offset by higher variable incentive compensation expenses related to revenue and profitability growth. Adjusted SG&A increased 8.2% to $240.0 million and represented 49.3% of net revenue, an increase of 20 basis points. The prior year comparison is impacted by fewer adjustments this year compared to the prior year.
•Income (loss) from continuing operations increased to $8.7 million, compared to $(1.0) million in the prior-year period. Income (loss) from continuing operations margin improved to 1.8% from (0.2)%.
•Diluted earnings (loss) per share (EPS) from continuing operations increased to $0.11, compared to $(0.01). Adjusted Diluted EPS increased to $0.18 from $0.15. The net change in margin on unearned revenue benefited both Diluted EPS and Adjusted Diluted EPS by $0.02.
•Adjusted Operating Income increased 69.1% to $23.8 million. Adjusted Operating Margin improved to 4.9% from 3.1%. The net change in margin on unearned revenue benefited income (loss) from continuing operations, by $1.4 million and Adjusted Operating Income by $1.9 million.

Year-to-Date 2025 Summary
•Net revenue increased 6.7% to $996.7 million and includes a negative (0.5)% impact from the timing of unearned revenue.
•Comparable store sales growth was 5.2% and Adjusted Comparable Store Sales Growth was 5.7%, primarily due to higher average ticket, a slight increase in customer traffic and continued strength in the managed care cohort.
•The Company opened 17 new America’s Best stores, closed nine Fred Meyer stores and closed eight America’s Best stores, ending the period with 1,240 stores. Overall, store count grew 2.0%.
•Costs applicable to revenue increased 4.2% to $405.6 million. As a percentage of net revenue, costs applicable to revenue decreased 90 basis points to 40.7%, mainly due to the successful execution of pricing and product mix initiatives, partially offset by a slight decrease in product margins of contact lenses.
•SG&A increased 6.6% to $502.7 million. As a percentage of net revenue, SG&A decreased 10 basis points to 50.4% of revenue. Adjusted SG&A increased 6.4% to $481.0 million and represented 48.3% of net revenue, a decrease of 10 basis points.
•Income from continuing operations increased to $22.9 million compared to $10.7 million. Income from continuing operations margin increased to 2.3% compared to 1.1%.
•Diluted EPS from continuing operations increased to $0.29 compared to $0.14. Adjusted Diluted EPS increased to $0.52 compared to $0.44. The net change in margin on unearned revenue negatively impacted both Diluted EPS and Adjusted Diluted EPS by $(0.03).
•Adjusted Operating Income increased 35.7% to $65.1 million. Adjusted Operating Margin increased to 6.5% compared to 5.1% . The net change in margin on unearned revenue negatively impacted income from continuing operations by $(2.8) million and Adjusted Operating Income by $(3.7) million.
Balance Sheet and Cash Flow Highlights as of June 28, 2025
•On May 15, 2025, the Company settled the remaining $84.8 million aggregate principal amount of 2.5% unsecured convertible senior notes due May 15, 2025. The settlement was made with $59.8 million from cash on hand and the remaining borrowed under the Company’s revolving credit facility.
•National Vision’s cash balance was $48.5 million as of June 28, 2025. The Company has $15.0 million outstanding under its $300.0 million first lien revolving credit facility, exclusive of letters of credit of $6.4 million.
•Total debt was $272.4 million as of June 28, 2025, consisting of outstanding first lien term loans, revolving loans and finance lease obligations, net of unamortized discounts.
Fiscal 2025 Outlook
The Company is raising certain elements of its fiscal 2025 outlook for the 53 weeks ending January 3, 2026, as set forth below. The Company estimates the 53rd week of fiscal 2025 will contribute approximately $35 million to net revenue, and approximately $3 million to Adjusted Operating Income.

	Prior Fiscal 2025 Outlook (As of May 7, 2025)	Updated Fiscal 2025 Outlook (As of August 6, 2025)
New Stores	30-35	~32
Adjusted Comparable Store Sales Growth(1)(2)	1.5% - 3.5%	3.0% - 5.0%
Net Revenue	$1.919 billion - $1.955 billion	$1.934 billion - $1.970 billion
Adjusted Operating Income(2)	$81 million - $92 million	$85 million - $95 million
Adjusted Diluted EPS(2)(3)	$0.59 - $0.67	$0.62 - $0.70
Depreciation and Amortization(4)	$93 million - $96 million	$93 million - $96 million
Interest(5)	$17 million - $19 million	$17 million - $19 million
Tax Rate(6)	27%	27%
Capital Expenditures	$90 million - $95 million	$87 million - $90 million
1 For the 52 weeks ending December 27, 2025.
2 Refer to “Non-GAAP Financial Measures” below for more information.
3 Assumes approximately 80 million shares.
4 Includes amortization of acquisition intangibles of approximately $0.7 million, which is excluded in the definition of Adjusted Operating Income.
5 Before the impact of gains or losses on change in fair value of derivatives and charges related to debt discounts and deferred financing costs.
6 Excluding the impact of vesting of restricted stock units and stock option exercises.
The fiscal 2025 outlook information provided in this release includes Adjusted Operating Income and Adjusted Diluted EPS guidance. The Company is not able to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including taxes and non-recurring items, which would be included in GAAP results.
The fiscal 2025 outlook is forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. These uncertainties include, but are not limited to, dynamic market conditions, unexpected disruptions including additional regulatory actions impacting international trade such as tariffs, and other macroeconomic risks and uncertainties. Actual results may vary and those variations may be material. As such, the Company’s results may not fall within the ranges contained in its fiscal 2025 outlook. The Company uses these forward-looking measures internally to assess and benchmark its results and strategic plans. See “Forward-Looking Statements” below.

Announces Investor and Analyst Day
The Company announced today that it will host an Investor and Analyst Day in New York on November 17, 2025. The presentation and live webcast will be available at www.ir.nationalvision.com. Due to limited capacity, in-person attendance is by invitation only and advance registration is required. Additional details regarding event registration will be provided by Investor Relations in the coming weeks.

Conference Call Details
The Company will host a conference call to discuss the second quarter 2025 financial results and fiscal-year 2025 guidance today, August 6, 2025, at 8:30 a.m. Eastern Time. To pre-register for the conference call and obtain a dial-in number and passcode please refer to the “Investors” section of the Company’s website at www.ir.nationalvision.com. A live audio webcast of the conference call will be available on the “Investors” section of the Company’s website at www.ir.nationalvision.com, where presentation materials will be posted prior to the conference call. A replay of the audio webcast will also be archived on the “Investors” section of the Company’s website.

About National Vision Holdings, Inc.
National Vision Holdings, Inc. (NASDAQ: EYE) is one of the largest optical retail companies in the United States with over 1,200 stores in 38 states and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates four retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, and Vista Opticals inside select Fred Meyer stores and on select military bases, and an e-commerce website DiscountContacts.com, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements contained under “Fiscal 2025 Outlook” as well as other statements related to our current beliefs and expectations regarding the performance of our industry, the Company’s strategic direction, market position, prospects including remote medicine and optometrist recruiting and retention initiatives, and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or variations of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, market volatility, an overall decline in the health of the economy, global macroeconomic conditions and other factors that may affect consumer spending or behavior; our ability to successfully implement our transformation initiatives, or anticipate the impact of important strategic initiatives; our ability to recruit and retain vision care professionals for in-store roles or to provide remote care offerings; our ability to compete in the highly competitive optical retail industry; the success of our marketing, advertising and promotional efforts; our ability to maintain, protect, and enhance the value of our owned brands; our ability to open and operate new stores (including as a result of store conversions) in a timely and cost-effective manner or to successfully enter new markets; our ability to increase sales in existing stores and to successfully reinvest in existing stores; our ability to successfully implement our pricing strategies; changes in the cost of inputs, and factors such as wage rate increases, inflation, cost increases, increases in the price of raw materials and energy prices; significant capital requirements to fund our expanding business including updating our Enterprise Resource Planning (“ERP”) and Customer Relationship Management (“CRM”), and other technological, systems and capabilities; the potential for our growth strategy to strain our existing resources and cause the performance of our existing stores to suffer; risks associated with leasing substantial amounts of space, including future increases in occupancy costs; our ability to successfully manage the distinct risks faced by our e-commerce and omni-channel business; our ability to retain our existing senior management team or attract qualified new personnel; seasonal fluctuations in our operating results and inventory levels fluctuate; the potential impacts of catastrophic events, including changing climate and weather patterns leading to severe weather and natural disasters; the potential for certain technological advances, greater availability of, or increased consumer preferences for, vision correction alternatives to prescription eyeglasses or contact lenses, or future drug development for the correction of vision-related problems to reduce the demand for our products; our ability to successfully manage our inventory balances and inventory shrinkage; the potential for the loss of, or disruption in the operations of, one or more of our distribution centers or optical laboratories, which would impact our ability to process and fulfill customer orders and deliver our products in a timely manner, or at all, or result in quality issues; the performance of our Host brands and our ability to maintain or extend our operating relationships with our Host partners; impacts resulting from the termination of our partnership with Walmart; our investments in technological innovators in the optical retail industry, including artificial intelligence; sustainability issues, including those related to climate change; our ability to develop, maintain and extend relationships with managed vision care companies, vision insurance providers and other third-party payors; risks associated with vendors from whom our products are sourced and our dependence on a limited number of suppliers; the impact of any significant failure, inadequacy, interruption or security breach affecting our information technology systems, or those of our vendors; our reliance on third-party coverage and reimbursement, including government programs, for an increasing portion of our revenues; our ability to comply with state, local and federal vision care and healthcare laws and regulations, as well as managed vision care laws and regulations; liability stemming from rapidly changing and increasingly stringent laws, regulations, contractual obligations, and industry standards relating to privacy, data security and data protection; product liability, product recall or personal injury issues; our ability to comply with laws, regulations and enforcement activities or changes in statutory, regulatory, accounting and other legal requirements; the outcome of legal proceedings relating to our business operations; the protection and validity of our intellectual property; risks related to our indebtedness; changes in interest rates; restrictions in our credit agreement that limit our flexibility in operating our business; and risks related to owning our common stock. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “EBITDA,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Diluted EPS,” “Adjusted Comparable Stores Sales Growth,” “Adjusted SG&A,” and “Adjusted SG&A Percent of Net Revenue.” We believe EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A, and Adjusted SG&A Percent of Net Revenue assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.
To supplement the Company’s comparable store sales growth presented in accordance with GAAP, the Company provides “Adjusted Comparable Store Sales Growth,” which is a non-GAAP financial measure we believe is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. Management uses Adjusted Comparable Store Sales Growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, we believe that Adjusted Comparable Store Sales Growth provides timely and accurate information relating to the operational health and overall performance of each brand. We also believe that, for the same reasons, investors find our calculation of Adjusted Comparable Store Sales Growth to be meaningful.

EBITDA: We define EBITDA from continuing operations as net income (loss), minus income (loss) from discontinued operations, net of tax, plus interest expense (income), net, income tax provision (benefit), and depreciation and amortization.
Adjusted Operating Income: We define Adjusted Operating Income from continuing operations as net income (loss), minus income (loss) from discontinued operations, net of tax, plus interest expense (income), net and income tax provision (benefit), further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, Enterprise Resource Planning (“ERP”) and Customer Relationship Management (“CRM”) implementation expenses, shareholder activism costs, severance and employee-related costs associated with organizational restructuring and certain other expenses.
Adjusted Operating Margin: We define Adjusted Operating Margin from continuing operations as Adjusted Operating Income from continuing operations as a percentage of total net revenue.
Adjusted EBITDA: We define Adjusted EBITDA from continuing operations as net income (loss), minus income (loss) from discontinued operations, net of tax, plus interest expense (income), net, income tax provision and depreciation and amortization, further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, ERP and CRM implementation expenses, shareholder activism, severance and employee-related costs associated with restructuring and certain other expenses.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin from continuing operations as Adjusted EBITDA from continuing operations as a percentage of total net revenue.
Adjusted Diluted EPS: We define Adjusted Diluted EPS from continuing operations as diluted earnings (loss) per share, minus diluted earnings (loss) per share from discontinued operations, adjusted for the per share impact of stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, amortization of debt discounts and deferred financing costs of our term loan borrowings, amortization of the conversion feature and deferred financing costs related to our 2025 Notes when not required under U.S. GAAP to be added back for diluted earnings (loss) per share, derivative fair value adjustments, ERP and CRM implementation expenses, shareholder activism, severance and employee-related costs associated with restructuring and certain other expenses, and related tax effects.
Adjusted SG&A: We define Adjusted SG&A from continuing operations as SG&A from continuing operations adjusted to exclude stock-based compensation expense, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expense, ERP and CRM implementation expenses, shareholder activism, severance and employee-related costs associated with restructuring and certain other expenses.
Adjusted SG&A Percent of Net Revenue: We define Adjusted SG&A Percent of Net Revenue from continuing operations as Adjusted SG&A from continuing operations as a percentage of total net revenue.
Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for or submitted to a managed care payor, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation during the 13th full fiscal month following the store’s opening; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are excluded when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation. There may be variations in the way in which some of our competitors and other retailers calculate comparable store sales. As a result, our adjusted comparable store sales may not be comparable to similar data made available by other retailers.
EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A, Adjusted SG&A Percent of Net Revenue and Adjusted Comparable Store Sales Growth are not recognized terms under U.S. GAAP and should not be considered as an alternative to net income or the ratio of net income to net revenue as a measure of financial performance, SG&A, the ratio of SG&A to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with U.S. GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
Please see “Reconciliation of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

In Thousands, Except Par Value	As of June 28, 2025	As of December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$48,471	$73,948
Accounts receivable, net	45,958	49,938
Inventories, net	89,648	93,918
Prepaid expenses and other current assets	33,624	32,024
Total current assets	217,701	249,828

Noncurrent assets:
Property and equipment, net	350,803	362,175
Goodwill	698,305	698,305
Trademarks and trade names	240,547	240,547
Other intangible assets, net	7,905	8,269
Right of use assets	391,632	408,589
Other assets	61,459	40,058
Total noncurrent assets	1,750,651	1,757,943
Total assets	$1,968,352	$2,007,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,099	$53,643
Other payables and accrued expenses	126,730	109,036
Unearned revenue	42,689	42,002
Deferred revenue	64,733	62,507
Current maturities of long-term debt and finance lease obligations	16,782	101,392
Current operating lease obligations	102,213	99,694
Total current liabilities	418,246	468,274

Noncurrent liabilities:
Long-term debt and finance lease obligations, less current portion and debt discount	255,620	248,610
Noncurrent operating lease obligations	344,727	366,335
Deferred revenue	22,778	22,082
Other liabilities	8,291	8,228
Deferred income taxes, net	68,109	77,909
Total non-current liabilities	699,525	723,164
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 85,977 and 85,444 shares issued as of June 28, 2025 and December 28, 2024, respectively; 79,175 and 78,775 shares outstanding as of June 28, 2025 and December 28, 2024, respectively	859	854
Additional paid-in capital	820,059	807,048
Retained earnings	249,028	226,117
Treasury stock, at cost; 6,802 and 6,669 shares as of June 28, 2025 and December 28, 2024, respectively	(219,365)	(217,686)
Total stockholders’ equity	850,581	816,333
Total liabilities and stockholders’ equity	$1,968,352	$2,007,771

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Three Months Ended		Six Months Ended
In thousands, except per share amounts	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Revenue:
Net product sales	$394,589	$361,967	$807,354	$750,050
Net sales of services and plans	91,834	89,766	189,393	184,477
Total net revenue	486,423	451,733	996,747	934,527
Costs applicable to revenue (exclusive of depreciation and amortization):
Products	114,686	111,213	231,600	224,417
Services and plans	85,685	82,367	173,961	164,709
Total costs applicable to revenue	200,371	193,580	405,561	389,126
Operating expenses:
Selling, general and administrative expenses	247,167	231,353	502,699	471,481
Depreciation and amortization	22,536	22,692	45,499	45,913
Asset impairment	—	3,519	502	3,975
Other expense (income), net	(100)	(2)	(100)	(1)
Total operating expenses	269,603	257,562	548,600	521,368
Income from operations	16,449	591	42,586	24,033
Interest expense, net	4,210	3,196	8,782	7,452
Earnings (loss) from continuing operations before income taxes	12,239	(2,605)	33,804	16,581
Income tax provision (benefit)	3,514	(1,564)	10,893	5,869
Income (loss) from continuing operations	8,725	(1,041)	22,911	10,712
Loss from discontinued operations, net of tax	—	(2,084)	—	(2,152)
Net income (loss)	$8,725	$(3,125)	$22,911	$8,560

Basic earnings (loss) per share:
Continuing operations	$0.11	$(0.01)	$0.29	$0.14
Discontinued operations	$—	$(0.03)	$—	$(0.03)
Total	$0.11	$(0.04)	$0.29	$0.11
Diluted earnings (loss) per share:
Continuing operations	$0.11	$(0.01)	$0.29	$0.14
Discontinued operations	$—	$(0.03)	$—	$(0.03)
Total	$0.11	$(0.04)	$0.29	$0.11

Weighted average shares outstanding:
Basic	79,079	78,575	78,968	78,480
Diluted	80,057	78,575	79,658	78,774

Comprehensive income:
Net income (loss)	$8,725	$(3,125)	$22,911	$8,560
Unrealized gain on hedge instruments	—	229	—	483
Tax provision of unrealized gain on hedge instruments	—	64	—	128
Comprehensive income (loss)	$8,725	$(2,960)	$22,911	$8,915

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
In Thousands	June 28, 2025	June 29, 2024
Cash flows from operating activities:
Net income	$22,911	$8,560
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,499	47,244
Amortization of debt discount and deferred financing costs	674	1,261
Amortization of cloud computing implementation costs	4,636	2,330
Asset impairment	502	3,975
Deferred income tax expense (benefit)	(9,800)	(5,425)
Stock-based compensation expense	12,335	7,246
(Gains) on change in fair value of derivatives	—	(66)
Inventory adjustments	1,801	2,951
Other	(149)	1,218
Changes in operating assets and liabilities:
Accounts receivable	3,629	24,351
Inventories	2,469	26,000
Operating lease right of use assets and lease liabilities	(1,117)	(1,722)
Other assets	(26,815)	1,248
Accounts payable	11,456	(17,587)
Deferred and unearned revenue	3,609	(6,721)
Other liabilities	14,860	(19,415)
Net cash provided by operating activities	86,500	75,448
Cash flows from investing activities:
Purchase of property and equipment	(32,075)	(39,620)
Other	(849)	1,577
Net cash used for investing activities	(32,924)	(38,043)
Cash flows from financing activities:
Repayments on long-term debt	(91,399)	(3,750)
Borrowings on long-term debt	15,000	—
Proceeds from issuance of common stock	736	670
Purchase of treasury stock	(1,679)	(2,775)
Payments on finance lease obligations	(1,483)	(1,585)
Net cash used for financing activities	(78,825)	(7,440)
Net change in cash, cash equivalents and restricted cash	(25,249)	29,965
Cash, cash equivalents and restricted cash, beginning of year	75,237	151,027
Cash, cash equivalents and restricted cash, end of period (i)	$49,988	$180,992

(i) Cash balance includes restricted cash of $1.5 million and $1.5 million for the six months ended June 28, 2025 and June 29, 2024, respectively, that are not reflected in cash and cash equivalents shown on the Condensed Consolidated Balance Sheets.

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Financial Measures (Unaudited)

Reconciliation of Adjusted Operating Income from Continuing Operations to Net Income (Loss)
	Three Months Ended		Six Months Ended
In thousands	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net income (loss)	$8,725	$(3,125)	$22,911	$8,560
Income (loss) from discontinued operations, net of tax	—	(2,084)	—	(2,152)
Income (loss) from continuing operations	8,725	(1,041)	22,911	10,712
Interest expense, net	4,210	3,196	8,782	7,452
Income tax provision (benefit)	3,514	(1,564)	10,893	5,869
Stock-based compensation expense (a)	5,306	4,750	12,335	7,164
Asset impairment (b)	—	3,519	502	3,975
Litigation settlement (c)	—	—	—	4,450
Amortization of acquisition intangibles (d)	169	382	338	763
ERP and CRM implementation expenses (g)	1,846	2,141	4,161	2,657
Other (h)	31	2,690	5,154	4,925
Adjusted Operating Income from continuing operations	$23,801	$14,073	$65,076	$47,967

Income (loss) from continuing operations margin	1.8%	(0.2)%	2.3%	1.1%
Adjusted Operating Margin from continuing operations	4.9%	3.1%	6.5%	5.1%

Note: Percentages reflect line item as a percentage of total net revenue, adjusted for rounding.

Reconciliation of EBITDA from Continuing Operations and Adjusted EBITDA from Continuing Operations to Net Income (Loss)
	Three Months Ended		Six Months Ended
In thousands	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net income (loss)	$8,725	$(3,125)	$22,911	$8,560
Income (loss) from discontinued operations, net of tax	—	(2,084)	—	(2,152)
Income (loss) from continuing operations	8,725	(1,041)	22,911	10,712
Interest expense, net	4,210	3,196	8,782	7,452
Income tax provision (benefit)	3,514	(1,564)	10,893	5,869
Depreciation and amortization	22,536	22,692	45,499	45,913
EBITDA from continuing operations	38,985	23,283	88,085	69,946

Stock-based compensation expense (a)	5,306	4,750	12,335	7,164
Asset impairment (b)	—	3,519	502	3,975
Litigation settlement (c)	—	—	—	4,450
ERP and CRM implementation expenses (g)	1,846	2,141	4,161	2,657
Other (h)	31	2,690	5,154	4,925
Adjusted EBITDA from continuing operations	$46,168	$36,383	$110,237	$93,117

Income (loss) from continuing operations margin	1.8%	(0.2)%	2.3%	1.1%
Adjusted EBITDA Margin from continuing operations	9.5%	8.1%	11.1%	10.0%

Note: Percentages reflect line item as a percentage of total net revenue, adjusted for rounding.

Reconciliation of Adjusted Diluted EPS from Continuing Operations to Diluted EPS
	Three Months Ended		Six Months Ended
Shares in thousands, except per share amounts	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Diluted EPS	$0.11	$(0.04)	$0.29	$0.11
Diluted EPS from discontinued operations	—	(0.03)	—	(0.03)
Diluted EPS from continuing operations	$0.11	$(0.01)	$0.29	$0.14
Stock-based compensation expense (a)	0.07	0.06	0.15	0.09
Asset impairment (b)	—	0.04	0.01	0.05
Litigation settlement (c)	—	—	—	0.06
Amortization of acquisition intangibles (d)	0.00	0.00	0.00	0.01
Amortization of debt discount and deferred financing costs (e)	0.00	0.01	0.01	0.02
Derivatives fair value adjustments (f)	—	0.04	—	0.07
ERP and CRM implementation expenses (g)	0.02	0.03	0.05	0.03
Other (h)	0.00	0.03	0.07	0.06
Tax effects (i)	(0.02)	(0.05)	(0.06)	(0.09)
Adjusted Diluted EPS from continuing operations	$0.18	$0.15	$0.52	$0.44

Weighted average diluted shares outstanding	80,057	78,575	79,658	78,774

Reconciliation of Adjusted SG&A from Continuing Operations to SG&A from Continuing Operations
	Three Months Ended		Six Months Ended
In thousands	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
SG&A from continuing operations	$247,167	$231,353	$502,699	$471,481
Stock-based compensation expense (a)	5,306	4,750	12,335	7,164
Litigation settlement (c)	—	—	—	4,450
ERP and CRM implementation expenses (g)	1,846	2,141	4,161	2,657
Other (h)	31	2,690	5,154	4,925
Adjusted SG&A from continuing operations	$239,984	$221,772	$481,049	$452,285

SG&A from continuing operations Percent of Net Revenue	50.8%	51.2%	50.4%	50.5%
Adjusted SG&A from continuing operations Percent of Net Revenue	49.3%	49.1%	48.3%	48.4%
Note: Percentages reflect line item as a percentage of total net revenue.

(a)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.
(b)Reflects write-off related to non-cash impairment charges of long-lived assets, primarily impairment of property, equipment and lease-related assets on closed or underperforming stores.
(c)Expenses associated with settlement of certain litigation.
(d)Amortization of the increase in carrying values of finite-lived intangible assets resulting from the application of purchase accounting following the acquisition of the Company by affiliates of KKR & Co. Inc.
(e)Amortization of deferred financing costs and other non-cash charges related to our debt. We adjust for amortization of deferred financing costs related to the 2025 Notes only when adjustment for these costs is not required in the calculation of diluted earnings per share under U.S. GAAP.
(f)The adjustments for the derivative fair value (gains) and losses have the effect of adjusting the (gain) or loss for changes in the fair value of derivative instruments and amortization of AOCL for derivatives not designated as accounting hedges. This results in reflecting derivative (gains) and losses within Adjusted Diluted EPS during the period the derivative is settled.
(g)Costs related to the Company’s ERP and CRM implementations.

(h)Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted Operating Income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted SG&A), which are primarily related to shareholder activism costs of $2.1 million and severance and employee-related costs associated with organizational restructuring of $2.1 million for the six months ended June 28, 2025, costs associated with the digitization of paper-based records of $2.3 million and $4.1 million for the three and six months ended June 29, 2024, respectively, and other expenses and adjustments.
(i)Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates, including tax expense (benefit) from stock-based compensation.

Reconciliation of Adjusted Comparable Store Sales Growth from Continuing Operations to Total Comparable Store Sales Growth from Continuing Operations
	Comparable store sales growth from continuing operations (a)
	Three Months Ended June 28, 2025	Three Months Ended June 29, 2024	Six Months Ended June 28, 2025	Six Months Ended June 29, 2024	2025 Outlook (b)
Owned & Host segment
America’s Best	6.3%	2.9%	6.1%	2.0%
Eyeglass World	2.8%	(0.5)%	2.9%	(2.9)%
Military	4.4%	(0.1)%	3.0%	(0.8)%
Fred Meyer	6.9%	(2.7)%	4.1%	(4.3)%

Total comparable store sales growth from continuing operations	6.5%	2.2%	5.2%	1.8%	3.5% - 5.5%
Adjustments for effects of: (b)
Unearned & deferred revenue	(0.6)%	0.2%	0.5%	(0.5)%
Adjusted Comparable Store Sales Growth from continuing operations	5.9%	2.4%	5.7%	1.3%	3.0% - 5.0%
(a) Total comparable store sales from continuing operations is calculated based on consolidated net revenue from continuing operations excluding the impact of (i) other segments revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 16. “Segment Reporting” in our Annual Report on Form 10-K for the period ended December 28, 2024.
(b) Adjusted Comparable Store Sales Growth from continuing operations includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in the changes from total comparable store sales growth from continuing operations based on consolidated net revenue from continuing operations; with respect to the Company’s 2025 Outlook, Adjusted Comparable Store Sales Growth includes an estimated 0.5% decrease for the effect of deferred and unearned revenue as if such revenues were earned at the point of sale.

Investor contact:
investor.relations@nationalvision.com
National Vision Holdings, Inc.
Tamara Gonzalez

ICR, Inc.
Caitlin Churchill
Media contact:
media@nationalvision.com
National Vision Holdings, Inc.